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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated April 29, 1999 (except for Note 13 as to which the date is June 25, 1999) in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of MCM Capital Group, Inc. (formerly Midland Corporation of Kansas) dated June 25, 1999.


                                          [/s/ ERNST & YOUNG LLP]

                                          Ernst & Young LLP



Kansas City, Missouri


June 25, 1999